UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2024

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Southport Drive
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	CTHR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 6, 2024, Charles & Colvard, Ltd. (the “Company”), renewed a $5,000,000 cash secured credit facility (as renewed, the “Credit Facility”) from JPMorgan Chase Bank, N.A. (“JPMC”), effective as of October 31, 2024. If not renewed, the Credit Facility would have expired by its terms on October 31, 2024. The Credit Facility may be used for general corporate and working capital purposes, including, subject to certain limitations set forth under the Credit Facility, for permitted acquisitions, additional indebtedness for borrowed money, installment obligations, and obligations under capital and operating leases.  The Credit Facility has an outstanding balance of $2,300,000, as of November 6, 2024, which is the same amount as previously disclosed in the Company’s Form 8-K filed on August 1, 2024. The Credit Facility will mature on January 31, 2025, and is secured by a deposit account held by JPMC in the amount of $5,050,000.

The Credit Facility is evidenced by a credit agreement, (the “Credit Agreement”) executed on July 12, 2021, a First Amendment to Credit Agreement (the “First Amendment”) executed on June 21, 2023, a Line of Credit Note (the “Note”) executed on November 6, 2024, and prior credit facility renewals and other customary ancillary documents related thereto. The Credit Agreement, Note, and ancillary documents contain customary covenants, representations, fees, as well as indemnity, expense reimbursement, and confidentiality provisions. The Credit Facility contains no financial covenants. JPMC is permitted to assign the Credit Facility. The Company’s obligations under the Credit Facility are guaranteed by the Company’s wholly-owned subsidiaries, Charles & Colvard Direct, LLC, charlesandcolvard.com, LLC, and moissaniteoutlet.com, LLC.

There are no mandatory prepayments or line reductions. The Company may elect to prepay advances in whole or in part at any time without penalty.

Amounts advanced under the Credit Facility will accrue interest at a variable rate equal to the sum of the monthly secured overnight financing rate plus a margin of 1.25% per annum and an unsecured to secured interest rate adjustment of 0.10% per annum. Interest is calculated monthly based on the actual days elapsed in a year of 360 days and payable monthly in arrears. Upon and during the continuance of a default under the Credit Facility, JPMC may increase the interest to an amount which is 3% in excess of the interest rate otherwise applicable.

Events of default under the Credit Facility include, without limitation, a change in control, a material adverse change in the business of the Company or in its ability to perform its obligations under the Credit Facility, and other circumstances that JPMC believes may impair the prospect of repayment. If an event of default occurs, JPMC is entitled to take enforcement actions, including accelerating amounts due under the Credit Facility and exercising setoff rights.

Except as set forth above, all other terms, conditions and rights of the Credit Facility, including the Credit Agreement, the First Amendment, and the prior credit facility renewals and other customary ancillary documents related thereto remain in full force and effect, which were described in the Current Reports on Form 8-K filed by the Company on July 13, 2021, June 27, 2023, August 2, 2022, June 27, 2023 and August 1, 2024 and such descriptions are incorporated herein by reference. The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the Note, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description of Document
10.1	Line of Credit Note, dated as of November 6, 2024 (effective October 31, 2024) by Charles & Colvard, Ltd. to JPMorgan Chase Bank, N.A.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

November 12, 2024	By:	/s/ Clint J. Pete
Clint J. Pete
Chief Financial Officer